EXHIBIT 99.1

Helen of Troy Limited Reports Record Net Sales Revenue and Record Net Income

 for Three and Twelve Month Periods Ended February 28, 2013

EL PASO, Texas, April 29, 2013 — Helen of Troy Limited (NASDAQ, NM:  HELE), designer, developer and worldwide marketer of brand-name household, personal care and healthcare/home environment consumer products, today reported record results for the three and twelve month periods ended February 28, 2013.

Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the Company’s fiscal 2013 fourth quarter results, stated, “I am pleased to report a solid quarter, where all three of our operating segments contributed to a double digit increase in consolidated net sales compared to the same period last year.  Amidst a challenging retail sales environment we continued to diligently control our costs and increased our operating income compared to the fourth quarter of last year, even as we continued to make long-term investments in our business.  The fourth quarter caps off a solid year of performance for our Company, where we made further progress on many of our long-term strategic business objectives and achieved overall organic growth for the second consecutive year.  Our business is solid and continued to generate strong cash flow in fiscal 2013, providing significant resources to pursue our growth objectives.”

Mr. Rubin continued, “Looking ahead to fiscal year 2014, we have confidence in our ability to leverage our portfolio of leading brands for long-term growth. While the global economic environment is mixed, we remain keenly focused on executing our growth strategies and controlling our costs. We will continue to invest in organic growth while evaluating accretive acquisitions that complement, and further diversify, our portfolio of global consumer products and brands.”

Consolidated Fourth Quarter Operating Results

•                  Net sales revenue increased 10.9% to a record $326.0 million compared to $294.0 million in the fourth quarter of fiscal 2012.

•                  Gross profit margin as a percentage of net sales revenue was 40.4% compared to 41.9% for the same period last year, reflecting product cost increases across all segments.

•                  Selling, general and administrative expense as a percentage of net sales revenue was 28.2% compared to 29.4% for the same period last year, a decrease of 120 basis points, reflecting the benefits of expense leverage and third party transition service expenses related to the PUR acquisition incurred last year, but not repeated this year.

•                  Operating income was $39.7 million compared to $36.6 million in the same period last year, an increase of 8.7%.

•                  EBITDA without non-cash share-based compensation was $50.0 million compared to $46.3 million in the same period last year, an increase of 8.0%.  (See “Reconciliation of Non-GAAP Financial Measures — EBITDA and EBITDA without non-cash share-based compensation” below.)

•                  Record net income was $31.5 million, or $0.98 per fully diluted share on 32.1 million weighted average shares outstanding, which compares to net income in the fourth quarter of fiscal 2012

•                  of $29.3 million, or $0.92 per fully diluted share on 31.8 million weighted average shares outstanding, an increase in net income of 7.5% and in earnings per fully diluted share of 6.5%.

Consolidated Twelve-Month Operating Results

•                  Net sales revenue increased 9.0% to a record $1.29 billion compared to $1.18 billion in fiscal 2012.

•                  Gross profit margin as a percentage of net sales revenue was 40.2% compared to 40.5% in fiscal 2012, reflecting the unfavorable impact of foreign currency exchange rates and product cost increases across all segments.

•                  Selling, general and administrative expense as a percentage of net sales revenue of 28.7% was flat compared to fiscal 2012.

•                  Operating income was $148.8 million compared to $139.4 million in fiscal 2012, an increase of 6.7%.

•                  EBITDA without non-cash share-based compensation was $190.0 million compared to $171.8 million in fiscal 2012, an increase of 10.6%. (See “Reconciliation of Non-GAAP Financial Measures — EBITDA and EBITDA without non-cash share-based compensation” below.)

•                  Record net income was $115.7 million, or $3.62 per fully diluted share on 31.9 million weighted average shares outstanding, which compares to net income in fiscal 2012 of $110.4 million, or $3.48 per fully diluted share on 31.7 million weighted average shares outstanding, an increase in net income of 4.8% and in earnings per fully diluted share of 4.0%.

Balance Sheet Highlights

•                  Cash and equivalents totaled $12.8 million compared to $21.8 million at February 29, 2012.

•                  Receivables turnover improved to 60.6 days, from 62.5 days at February 29, 2012.

•                  Inventory was $280.9 million compared to $246.1 million at February 29, 2012, reflecting the purchase of PUR inventories during the second fiscal quarter, advance purchases of PUR inventory in the second half of the fiscal year in anticipation of a change in a third-party manufacturer in fiscal year 2014 and additional inventory holdings in anticipation of the Chinese New Year.

Fiscal 2014 Annual Outlook

For fiscal year 2014, the Company expects net sales revenue in the range of $1.29 billion to $1.32 billion, and earnings per fully diluted share in the range of $3.50 to $3.60.  The earnings guidance reflects the negative impact of the difficult retail environment, a conservative approach to the cold/cough/flu season, product cost increases across all segments and an increase in non-cash compensation expense for the Company’s CEO.  The Company expects capital expenditures for fiscal year 2014 to be in the range of $40 million to $45 million, with approximately $33 million related to the completion of the Company’s new 1.3 million square foot distribution center in Olive Branch, Mississippi.

Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release.  The teleconference begins at 4:45 pm Eastern Time today, Monday, April 29, 2013.  Institutional investors and analysts interested in participating in the call are invited to dial (888) 359-3624.  The conference call will also be available to interested parties through a live webcast at www.hotus.com. Please visit the website and select the “Investor Relations” link at least 15 minutes prior to the start of the call to register and download any necessary software.

A telephone replay of the call will be available until May 6, 2013, by dialing (877) 870-5176 (domestic) or (858) 384-5517 (international) and entering the conference replay number: 4022910. Please note participants must enter the conference identification number in order to access the replay.

About Helen of Troy Limited:

Helen of Troy Limited is a leading global consumer products company offering creative solutions for its customers through a strong portfolio of well-recognized and widely-trusted brands, including: Housewares: OXO®, Good Grips®, Soft Works®, OXO tot® and OXO Steel®; Personal  Care: Revlon®, Vidal Sassoon®, Dr. Scholl’s®, Pro Beauty Tools®, Sure®, Pert®, Infusium23®, Brut®, Ammens®, Hot Tools®, Bed Head®, Karina®, Ogilvie® and Gold ‘N Hot®; and Healthcare/Home Environment: Vicks®, Braun®, Honeywell®, PUR®, Febreze®, Stinger®, Duracraft® and SoftHeat®. The Revlon® trademark is used under license from Revlon Consumer Products Corporation.  The Vidal Sassoon®, Vicks®, Braun® and Febreze® trademarks are used under license from The Procter & Gamble Company.  The Dr. Scholl’s® trademark is used under license from MSD Consumer Care, Inc.  The Honeywell® trademark is used under license from Honeywell International Inc.  The Bed Head® trademark is used under license from Unilever PLC.

For more information, please visit www.hotus.com.

Forward Looking Statements:

This press release may contain forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. The forward-looking statements are qualified in their entirety by a number of risks that could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates”, “estimates”, “believes”, “expects”, “plans”, “may”, “will”, “should”, “seeks”, “project”, “predict”, “potential”, “continue”, “intends”, and other similar words identify forward-looking statements. The Company cautions readers not to place undue reliance on forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2013 and in our other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the departure and recruitment of key personnel, the Company’s ability to deliver products to our customers in a timely manner, the Company’s geographic concentration of certain U.S. distribution facilities, which  increases our exposure to significant shipping disruptions and added shipping and storage costs, delays in construction of the Company’s new distribution facility or difficulties encountered during the transition to the new facility could interrupt the Company’s logistical systems and cause shipping disruptions, the Company’s projections of product demand, sales, net income and earnings per share are highly subjective and our future net sales revenue, net income and earnings per share could vary in a material amount from such projections, expectations regarding acquisitions and the integration of acquired businesses, the Company’s relationship with key customers and licensors, the costs of complying with the business demands and requirements of large sophisticated customers, the Company’s dependence on foreign sources of supply and foreign manufacturing, the impact of changing costs of raw materials and energy on cost of goods sold and certain operating expenses, circumstances that may contribute to future impairment of goodwill, intangible or other long-lived assets, the risks associated with the use of trademarks licensed from and to third parties, our dependence on the strength of retail economies and vulnerabilities to an economic downturn, the Company’s ability to develop and introduce innovative new products to meet changing consumer preferences, disruptions in U.S., European and other international credit markets, exchange rate risks, trade barriers, exchange controls, expropriations, and other risks associated with foreign operations, the Company’s debt leverage and the constraints it may impose, the costs, complexity and challenges of upgrading and managing our global information systems, the risks associated with information security breaches, the risks associated with tax audits and related disputes with taxing authorities, potential changes in laws, including tax laws, and the Company’s ability to continue to avoid classification as a controlled foreign corporation.

HELEN OF TROY LIMITED AND SUBSIDIARIES

Consolidated Condensed Statements of Income

(unaudited)

(in thousands, except per share data)

	Three Months ended the last day of February				Fiscal years ended the last day of February
	2013		2012		2013		2012
Sales revenue, net	$326,042	100.0%	$294,004	100.0%	$1,288,263	100.0%	$1,181,676	100.0%
Cost of goods sold	194,462	59.6%	170,897	58.1%	770,052	59.8%	703,192	59.5%
Gross profit	131,580	40.4%	123,107	41.9%	518,211	40.2%	478,484	40.5%

Selling, general, and administrative expense	91,848	28.2%	86,552	29.4%	369,438	28.7%	339,098	28.7%
Operating income	39,732	12.2%	36,555	12.4%	148,773	11.5%	139,386	11.8%

Other income (expense):
Nonoperating income (expense), net	48	0.0%	(52)	0.0%	86	0.0%	(377)	0.0%
Interest expense	(3,671)	-1.1%	(3,265)	-1.1%	(13,345)	-1.0%	(12,917)	-1.1%
Total other expense	(3,623)	-1.1%	(3,317)	-1.1%	(13,259)	-1.0%	(13,294)	-1.1%
Income before income taxes	36,109	11.1%	33,238	11.3%	135,514	10.5%	126,092	10.7%

Income tax expense	4,602	1.4%	3,941	1.3%	19,848	1.5%	15,718	1.3%
Net income	$31,507	9.7%	$29,297	10.0%	$115,666	9.0%	$110,374	9.3%

Diluted earnings per share	$0.98		$0.92		$3.62		$3.48

Weighted average shares of common stock used in computing diluted earnings per share	32,089		31,766		31,936		31,705

HELEN OF TROY LIMITED AND SUBSIDIARIES

Selected Consolidated Balance Sheet Information

(unaudited)

(in thousands)

	2/28/2013	2/29/2012

Cash and cash equivalents	$12,842	$21,846

Receivables	219,719	195,283

Inventory	280,872	246,142

Total assets, current	545,205	488,536

Total assets	1,474,004	1,435,723

Total liabilities, current	308,665	378,889

Total long-term liabilities	238,733	260,105

Stockholders’ equity	926,606	796,729

SELECTED OTHER DATA (in thousands) (unaudited)

Reconciliation of Non-GAAP Financial Measure - EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and EBITDA without share-based compensation

	Three Months ended the last day of February		Fiscal years ended the last day of February
	2013	2012	2013	2012

Net income	$31,507	$29,297	$115,666	$110,374

Interest expense, net	3,651	3,246	13,270	12,619

Income tax expense	4,602	3,941	19,848	15,718

Depreciation and amortization	8,737	9,112	35,328	30,178

EBITDA (Earnings before interest, taxes, depreciation and amortization)	$48,497	$45,596	$184,112	$168,889

EBITDA without non-cash share-based compensation:

EBITDA, as calculated above	$48,497	$45,596	$184,112	$168,889

Add: Non-cash share-based compensation	1,496	697	5,913	2,928

EBITDA without non-cash share-based compensation	$49,993	$46,293	$190,025	$171,817

The above table of SELECTED OTHER DATA and the accompanying press release include non-GAAP measures. EBITDA and EBITDA without non-cash share-based compensation that are discussed in the accompanying press release or in the preceding table may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, we are providing the preceding table that reconciles these measures to their corresponding GAAP based measures presented in our Consolidated Condensed Statements of Income in the accompanying table to the press release. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations.  The Company believes that these non-GAAP measures, in combination with the Company’s financial results calculated in accordance with GAAP, provides investors with additional perspective. The Company further believes that the items excluded from certain non-GAAP measures do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though some of these excluded items may be incurred and reflected in the Company’s GAAP financial results in the foreseeable future.  The material limitation associated with the use of the non-GAAP financial measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities.  These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies.  Accordingly, undue reliance should not be placed on non-GAAP information.

SOURCE: Helen of Troy Limited
Company Contact:
Helen of Troy Limited
John Boomer
Senior Vice President
(915) 225-8050

Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113